As filed with the Securities and Exchange Commission on December 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

SPHERE ENTERTAINMENT CO.

(Exact name of registrant as specified in its charter)

Delaware	84-3755666
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Two Pennsylvania Plaza

New York, New York 10121

(Address of principal executive offices, including zip code)

2020 Employee Stock Plan, as amended

2020 Stock Plan for Non-Employee Directors, as amended

(Full title of each plan)

Gregory Brunner

Senior Vice President, Controller and

Principal Accounting Officer

Two Pennsylvania Plaza

New York, New York 10121

(Name and address of agent for service)

(725) 258-0001

(Telephone number, including area code, of agent for service)

With a copy to:

Robert W. Downes, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Sphere Entertainment Co., a Delaware corporation (the “Registrant”), to register an additional 4,000,000 shares of the Registrant’s Class A Common Stock, issuable under the Registrant’s 2020 Employee Stock Plan, as amended, and an additional 250,000 shares of the Registrant’s Class A Common Stock, issuable under the Registrant’s 2020 Stock Plan for Non-Employee Directors, as amended (collectively, the “Plans”). The Board of Directors of the Registrant approved the Plans on September 27, 2023, and on December 8, 2023, the Plans were approved by the Registrant’s stockholders at the Registrant’s annual meeting.

In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 registering 3,150,000 shares of Class A Common Stock issuable under the Plans and previously filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2020 (File No. 333-237718), the Registrant’s Registration Statement on Form S-8 registering an additional 1,117,188 shares of Class A Common Stock under the Plans and previously filed with the SEC on July 9, 2021 (File No. 333-257817) and the Registrant’s Registration Statement on Form S-8 registering an additional 1,600,000 shares of Class A Common Stock under the Plans and previously filed with the SEC on December 6, 2022 (File No. 333-268682), including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Description of Capital Stock (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2023 filed with the SEC on August 22, 2023);

(b)	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2023 filed with the SEC on August 22, 2023; and

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 8, 2023.

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on November 3, 2023, November 21, 2023, December 5, 2023 and December 6, 2023.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

ITEM 8. EXHIBITS.

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 23, 2020).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.), dated April 20, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 24, 2023).

4.3	Amended By-Laws of Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.), dated April 20, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 24, 2023).

4.4	Registration Rights Agreement, dated as of April 3, 2020, by and among Sphere Entertainment Co. (formerly MSG Entertainment Spinco, Inc.) and The Charles F. Dolan Children Trusts (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 23, 2020).

4.5	Registration Rights Agreement, dated as of April 3, 2020, by and among Sphere Entertainment Co. (formerly MSG Entertainment Spinco, Inc.) and The Dolan Family Affiliates (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 23, 2020).

4.6	Registration Rights Agreement, dated as of January 13, 2010, by and among MSG Networks Inc. (formerly known as The Madison Square Garden Company) and the Charles F. Dolan Children Trusts (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed on August 23, 2021).

4.7	Registration Rights Agreement, dated as of January 13, 2010, by and among MSG Networks Inc. (formerly known as The Madison Square Garden Company) and the Dolan Family Affiliates (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed on August 23, 2021).

4.8	2020 Employee Stock Plan, as amended (incorporated herein by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on October 25, 2023).

4.9	2020 Stock Plan for Non- Employee Directors, as amended (incorporated herein by reference to Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on October 25, 2023).

5	Opinion of Mark C. Cresitello.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Mark C. Cresitello (contained in the Opinion filed as Exhibit 5).

24	Power of Attorney (set forth on the signature page).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 8th day of December, 2023.

SPHERE ENTERTAINMENT CO.

By:	/s/ Gregory Brunner
Name:	Gregory Brunner
Title:	Senior Vice President, Controller and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Gregory Brunner and Mark C. Cresitello to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Gregory Brunner and Mark C. Cresitello as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such Amendments to this Registration Statement.

Name	Title	Date

/s/ James L. Dolan James L. Dolan	Executive Chairman and Chief Executive Officer (Principal Executive Officer) and Director	December 8, 2023

/s/ Gregory Brunner Gregory Brunner	Senior Vice President, Controller and Principal Accounting Officer (Principal Financial Officer)	December 8, 2023

/s/ Charles F. Dolan Charles F. Dolan	Director	December 8, 2023

/s/ Charles P. Dolan Charles P. Dolan	Director	December 8, 2023

/s/ Kristin A. Dolan Kristin A. Dolan	Director	December 8, 2023

Name	Title	Date

/s/ Marianne Dolan Weber Marianne Dolan Weber	Director	December 8, 2023

/s/ Paul J. Dolan Paul J. Dolan	Director	December 8, 2023

/s/ Quentin F. Dolan Quentin F. Dolan	Director	December 8, 2023

/s/ Ryan T. Dolan Ryan T. Dolan	Director	December 8, 2023

/s/ Thomas C. Dolan Thomas C. Dolan	Director	December 8, 2023

/s/ Joseph J. Lhota Joseph J. Lhota	Director	December 8, 2023

/s/ Joel M. Litvin Joel M. Litvin	Director	December 8, 2023

/s/ Brian G. Sweeney Brian G. Sweeney	Director	December 8, 2023

/s/ John L. Sykes John L. Sykes	Director	December 8, 2023

/s/ Vincent Tese Vincent Tese	Director	December 8, 2023

/s/ Isiah L. Thomas III Isiah L. Thomas III	Director	December 8, 2023

/s/ Carl E. Vogel Carl E. Vogel	Director	December 8, 2023